UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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AFC ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT AND NOTICE OF
2005
ANNUAL SHAREHOLDERS MEETING

Six Concourse Parkway, Suite 1700
Atlanta, Georgia 30328
April 12, 2005
To our Shareholders:
It is our pleasure to invite you to attend our 2005 Annual Meeting of Shareholders, which will be held on Tuesday, May 3, 2005, at the Crowne Plaza Hotel Atlanta — Ravinia (Perimeter Center) in Atlanta, Georgia. The 2005 Annual Meeting will start at 9:00 a.m., local time.
The ballot for the 2005 Annual Meeting, to which this proxy statement relates, includes a company proposal for the election of the full board of directors to serve until the 2006 Annual Meeting and a company proposal to amend our 1992 Stock Option Plan, our 2002 Incentive Stock Plan, our 1996 Nonqualified Stock Option Plan, our 1996 Nonqualified Performance Stock Option Plan — Executive and our 1996 Nonqualified Performance Stock Option Plan — General. If you will need special assistance at the meeting because of a disability, please contact Harold M. Cohen at (404) 459-4650.
Please note that you will need to show that you are a shareholder of AFC Enterprises, Inc. to attend the 2005 Annual Meeting. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring that card with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the meeting only if you have either an admission card or proof that you own AFC stock.
If your shares are held in the name of your broker or another nominee, you may have the option to receive future shareholder communications, including our annual reports and proxy statements, electronically through the Internet. If this option is available for your shares, you can sign up by following the simple instructions contained in this mailing. Receiving future annual reports and proxy statements through the Internet will be simpler and faster for you, will help us control costs and is friendlier to the environment. If you have a computer with Internet access and this option is available to you, we hope you will follow the instructions and sign up.
Whether or not you plan to attend our annual meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card.
Thank you for your support.
Sincerely,
Frank J. Belatti
Chairman of the Board of Directors
and Chief Executive Officer

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

Time:	9:00 a.m. on Tuesday, May 3, 2005

Place:	The Crowne Plaza Hotel Atlanta — Ravinia (Perimeter Center) in Atlanta, Georgia

Items of Business:	(1) To elect the full board of directors.
(2) To amend our 1992 Stock Option Plan, our 2002 Incentive Stock Plan, our 1996 Nonqualified Stock Option Plan, our 1996 Nonqualified Performance Stock Option Plan — Executive and our 1996 Nonqualified Performance Stock Option Plan — General.
(3) To transact other business properly coming before the meeting or any adjournment thereof.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, par value $.01 per share, as of the close of business on March 14, 2005.

Annual Report:	A copy of our 2004 Annual Report on Form 10-K is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about April 12, 2005.
By Order of the Board of Directors
Allan J. Tanenbaum, Corporate Secretary

About the Meeting	1
Board of Directors Information	3
Election of Directors and Director Biographies	4
Board of Directors Committees	6
Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General	7
Equity Compensation Plan Information	20
Executive Compensation	21
Audit Committee Report and Audit Fees	29
Corporate Governance and Nominating Committee	31
Stock Performance Graph	33
Stock Ownership	34
General	37
Exhibit A — Fourth Amendment to the 1992 Stock Option Plan of America’s Favorite Chicken Company	A-1
Exhibit B — Amendment No. 1 to the America’s Favorite Chicken Company 1996 Nonqualified Performance Stock Option Plan — General	B-1
Exhibit C — Amendment No. 1 to the America’s Favorite Chicken Company 1996 Nonqualified Stock Option Plan	C-1
Exhibit D — Amendment No. 1 to the America’s Favorite Chicken Company 1996 Nonqualified Performance Stock Option Plan — Executive	D-1
Exhibit E — Amendment No. 1 to the AFC Enterprises, Inc. 2002 Incentive Stock Plan	E-1

About the Meeting

What am I voting on?
You will be voting on the following:

•	To elect the full board of directors;
•	To amend our 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General; and
•	To transact such other business as may properly come before the meeting or any adjournment thereof.
No cumulative rights are authorized and dissenter’s rights are not applicable to the matters being voted upon.
Who is entitled to vote?
You may vote if you owned our common stock, par value $.01 per share, as of the close of business on March 14, 2005, the record date. Each share of common stock is entitled to one vote. As of March 14, 2005, we had 29,309,085 shares of common stock outstanding.
How do I vote if I do not plan to attend the meeting?
Whether or not you plan to attend the annual meeting, you can arrange for your shares to be voted at the meeting by completing, signing and returning the enclosed proxy card. If your shares are held in the name of your broker or another nominee, you may be able to grant a proxy to vote via the Internet or telephone. Please see the enclosed materials for additional details.
Can I vote at the meeting?
You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card.
Can I change my vote after I return my proxy card?
You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, (2) providing a written notice to Allan J. Tanenbaum, Corporate Secretary, revoking your proxy or (3) voting in person at the meeting.
What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain instructions will be voted “For” the election of the director nominees named on pages 4 and 5 of this proxy statement and “For” the proposal to amend our equity compensation plans.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts with brokers, other nominees and/or our transfer agent. Please vote all of these shares. We recommend that you contact the record holder of your shares and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Banks, Inc., which may be reached at (800) 568-3476, or by mail at SunTrust Bank, Stock Transfer Department, Mail Code 0258, P.O. Box 4625, Atlanta, Georgia, 30302-4625.
How can I attend the meeting?
The annual meeting is open to all holders of AFC common stock. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring it with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

About the Meeting

May shareholders ask questions at the meeting?
Yes. Representatives of AFC will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.
How many votes must be present to hold the meeting?
Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you grant a proxy to vote via the Internet or telephone, if permitted to do so. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 14, 2005, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting.
How many votes are needed to elect directors?
Each nominee must receive the “For” vote of a majority of the shares entitled to vote on this proposal and represented at the meeting in order to be elected. A proxy card marked “Withhold Authority” for a nominee will have the same effect as a vote against that nominee.
How many votes are needed to act on the proposal to amend the equity compensation plans?
The proposal to amend the equity compensation plans must receive the “For” vote of a majority of the shares entitled to vote on this proposal and represented at the meeting in order to be approved. A properly executed proxy card marked “Abstain” with respect to a proposal will not be voted. Accordingly, an abstention will have the effect of a vote “Against” the proposal.
Will my shares be voted if I do not sign and return my proxy card?
If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors is a routine matter.
If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.
A brokerage firm cannot vote customers’ shares on non-routine matters such as the proposal to amend our equity compensation plans. Therefore, if your shares are held through a brokerage account and you do not vote your proxy, your shares will not be voted on this non-routine matter. These broker “non-votes” are counted for purposes of establishing a quorum; however, they will be neither counted as votes cast for or against this matter and, as a result, will have no effect on the outcome of the vote.
Can my shares be voted on matters other than those described in this proxy statement?
Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Board of Directors Information

What is the makeup of the board of directors and how often are members elected?
Our board of directors currently has eight members, all eight of whom are up for election. Each director stands for election each year. Our board of directors has determined that the following directors are independent within the meaning of applicable Nasdaq National Market rules: Victor Arias, Jr., Carolyn Hogan Byrd, R. William Ide, III, Kelvin J. Pennington, John M. Roth, Ronald P. Spogli, and Peter Starrett.
Are any directors not standing for re-election?
No. Each of the current members of our board of directors is standing for re-election.
What if a nominee is unwilling or unable to serve?
That is not expected to occur. If it does, proxies voted in favor of the original nominee will be voted for a substitute director nominated by the board of directors.
How are directors compensated?
Victor Arias, Jr., Carolyn Hogan Byrd, R. William Ide, III, Peter Starrett and Kelvin J. Pennington receive a $15,000 annual retainer, $2,500 per board meeting, $1,000 per committee meeting ($1,500 for the Audit Committee) if a committee meeting is held on any day other than a day on which a board meeting is held and a $5,000 annual retainer ($10,000 for the Audit Committee) for serving as a committee chair. Each of those directors, except for Kelvin J. Pennington and Peter Starrett, received an initial grant of 5,000 options upon appointment to the board (with these options vesting over three years, conditioned upon continued service as a member of our board). Each of those directors will receive an annual grant of 5,000 options subject to the same terms. Our other non-employee directors who joined the board prior to our initial public offering and our employee directors receive no director compensation. All of our directors are reimbursed for reasonable expenses incurred in attending board meetings.
How often did the board meet in fiscal 2004?
In fiscal 2004, the board of directors met 10 times and acted by written consent 3 times. Each director attended at least 75% of the meetings of the board and of the committees of which he or she was a member in fiscal 2004.
Does AFC have a policy with regard to board members’ attendance at annual meetings?
Our directors are encouraged, but not required, to attend the annual shareholders meeting. Five of our eight directors then serving on our board attended the 2004 annual shareholders meeting.

Election of Directors and Director Biographies
(Item 1 on the proxy card)

Who are this year’s nominees?
The directors standing for election this year to hold office until the 2006 annual meeting of shareholders and until their successors are elected are:
     Frank J. Belatti, age 57, has served as our Chairman of the Board and Chief Executive Officer since we commenced operations in November 1992, following the reorganization of our predecessor. Mr. Belatti served as our interim Chief Financial Officer from April 28, 2003 until January 2004. From 1990 to 1992, Mr. Belatti was employed as President and Chief Operating Officer of HFS, the franchisor of hotels for Ramada and Howard Johnson. From 1989 to 1990, Mr. Belatti was President and Chief Operating Officer of Arby’s, Inc., and from 1985 to 1989 he served as the Executive Vice President of Marketing at Arby’s. From 1986 to 1990, Mr. Belatti also served as President of Arby’s Franchise Association Service Corporation, which created and developed the marketing programs and new products for the Arby’s system. Mr. Belatti received the 1999 Entrepreneur of the Year Award from the International Franchise Association. Mr. Belatti serves as a member of the board of directors of Radio Shack Corporation and the Georgia Campaign for Adolescent Pregnancy Prevention. He also serves as Chairman of the Board of Councilors at The Carter Center.
     Victor Arias, Jr., age 48, has served as a director since May 2001. Mr. Arias has been a partner with Heidrick & Struggles, an executive search firm, since November 2004. From April 2002 until November 2004, Mr. Arias was an executive search consultant with Spencer Stuart, an executive search firm. From 1996 until April 2002, Mr. Arias served as Executive Vice President & Regional Managing Director of DHR International, an executive search firm. From 1993 to 1996, Mr. Arias was Executive Vice President and National Marketing Director of Faison-Stone, a real estate development company. From 1984 to 1993, Mr. Arias was Vice President of La Salle Partners, a corporate real estate services company. He currently serves on the board of trustees of Stanford University.
     Carolyn Hogan Byrd, age 56, has served as a director since May 2001. In May 2000, Ms. Byrd founded GlobalTech Financial, LLC, a financial services and consulting company headquartered in Atlanta, Georgia, and currently serves as its chairman and chief executive officer. From November 1997 to October 2000, Ms. Byrd served as president of The Coca-Cola Financial Corporation. From 1977 to 1997, Ms. Byrd served in a variety of domestic and international positions with The Coca-Cola Company. Ms. Byrd currently serves on the board of directors of Rare Hospitality International, Inc., The St. Paul Travelers Company, Inc. and Circuit City Stores, Inc.
     R. William Ide, III, age 64, has served as a director since August 2001. Since January 1, 2003, Mr. Ide has been a partner with McKenna, Long & Aldridge, LLP, a multi-national law firm. From July 2001 to July 2002, Mr. Ide provided legal services and business consulting through the offices of R. William Ide. From 1996 to June 2001, Mr. Ide served as Senior Vice President, Secretary and General Counsel of Monsanto Corporation. From 1993 to 1996, Mr. Ide was a partner with Long, Aldridge & Norman, a multi-city law firm. Mr. Ide served as Counselor to the United States Olympic Committee from 1998 to 2001, was president of the American Bar Association from 1993 to 1994 and currently serves as a Fellow to the Director’s Institutes of the Conference Board and of the Goizueta Business School at Emory University, a trustee of Clark Atlanta University and on the Board of Advisors of the Georgia State School of Law.
     Kelvin J. Pennington, age 46, has served as a director since May 1996. Since 1990, Mr. Pennington has served as President of Pennington Partners & Co. and since 1992, has also served as a General Partner of PENMAN Asset Management, L.P. From 1982 to 1990, Mr. Pennington worked for Prudential Capital Corporation in various capacities, including Vice President of Corporate Finance.
     John M. Roth, age 46, has served as a director since April 1996. Mr. Roth joined Freeman Spogli & Co. in March 1988 and became a principal in 1993. From 1984 to 1988,

Election of Directors and Director Biographies
Who are this year’s nominees?

Mr. Roth was employed by Kidder, Peabody & Co. Incorporated in the Mergers and Acquisitions Group. Mr. Roth also serves as a member of the board of directors of Asbury Automotive Group, Inc. and Gregg Appliances, Inc.
     Ronald P. Spogli, age 57, has served as a director since April 1996. Mr. Spogli is a founding principal of Freeman Spogli & Co., which he founded in 1983.
     Peter Starrett, age 57, has served as a director since September 1998. In August 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and currently serves as its President. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide. Previously, he held senior executive positions at both Federated Department Stores and May Department Stores. Mr. Starrett also serves on the boards of directors of Guitar Center, Inc., The Pantry, Inc., Pacific Sunwear, Inc., and Gregg Appliances, Inc.
OUR BOARD OF DIRECTORS
RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF
THESE DIRECTORS

Board of Directors Committees

What are the committees of the board?
Our board of directors has the following committees:

		Number of
		Meetings/
		Consent
Name of Committee	Primary Functions of the	Actions in
and Members	Committee	Fiscal 2004

Executive:
Frank J. Belatti, Chair John M. Roth Ronald P. Spogli	• Exercises the authority of the full board between board meetings	12

Audit(1):
Carolyn Hogan Byrd, Chair Kelvin J. Pennington R. William Ide, III	• Selects independent auditors • Receives, accepts and reviews the report of independent auditors • Oversees internal systems of accounting controls and procedures	25

People Services (Compensation)(2):
Victor Arias, Jr., Chair John M. Roth Kelvin J. Pennington	• Reviews and recommends compensation of directors and executive officers • Makes grants of stock awards to officers and employees pursuant to stock plans • Administers stock and bonus plans	14

Corporate Governance and Nominating (2):
R. William Ide, III, Chair John M. Roth Peter Starrett	• Reviews and monitors corporate governance principles and recommends best practices • Considers, reviews, evaluates and recommends director-nominees to the board • Establishes minimum qualifications for director-nominees • Reviews director-nominees submitted by shareholders • Develops and facilitates continuing education program for directors • Makes recommendations for strategic plans, including potential mergers and acquisitions and financing alternatives	21

(1)	AFC has a separately designated Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that all of the Audit Committee members are independent within the meaning of the applicable SEC and Nasdaq National Market rules. Our board of directors has determined that Mr. Pennington is an audit committee financial expert within the meaning of applicable SEC rules.

(2)	Our board of directors has determined that all members of the People Services (Compensation) Committee and the Corporate Governance and Nominating Committee are independent within the meaning of applicable Nasdaq National Market rules.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)
________________________________________________________________________________
What am I voting on?
A proposal to amend the 1992 Stock Option Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive, the 1996 Nonqualified Performance Stock Option Plan — General and the 2002 Incentive Stock Plan, which we refer to collectively in this discussion as the Plans, to allow adjustments of the number, kind or class of any awards under the plans in order to preserve immediately after certain dilutive events specified in the Plans the aggregate intrinsic value of each such award immediately before such dilutive events.
How will the Plans be amended if the proposal is approved?
The board has amended the Plans in similar ways to permit the board to adjust awards, the numeric grant limitations in the Plans, and the number of shares covered by the Plans in the event of any of the dilutive events described below. For instance, subject to shareholders approval, we propose to amend Section 12.1 of the 1992 Stock Option Plan to read as follows:
12.1 The number, kind or class (or any combination thereof) of shares of Common Stock subject to outstanding Options and the purchase price of such shares shall be adjusted by the Board of Directors in a reasonable and equitable manner to preserve immediately after

(a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin-offs, stock dividends, cash dividends (other than ordinary cash dividends), rights offerings or stock splits, or

(b) any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option immediately before such restructuring or recapitalization or other transaction.
In addition, we propose to renumber the existing Section 12.2 as Section 12.3 and to add a new Section 12.2 and Section 12.4 as follows:
12.2 Available Shares. If any adjustment is made with respect to any outstanding Option under § 12.1, then the Board of Directors shall adjust the number, kind or class (or any combination thereof) of shares of Common Stock reserved under § 3 so that there is a sufficient number, kind and class of shares of Common Stock available for issuance pursuant to each such Option as adjusted under § 12.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded. Furthermore, the Board of Directors shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Common Stock reserved under § 3 in light of any of the events described in § 12.1(a) and § 12.1(b) to the extent the Board of Directors acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded.
12.4 Fractional Shares. If any adjustment under this § 12 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock under any Option, such fractional share shall be disregarded and the number of shares of Common Stock reserved under this plan and the

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

number subject to any Options shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 12 by the Board of Directors shall be conclusive and binding on all affected persons.
Similar provisions of the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General and the 2002 Incentive Stock Plan have been similarly revised, subject to shareholder approval.
Why does the board want to amend the Plans?
The contributions of our employees have been critical to our success, and the Plans have played an important role in motivating our employees’ performance. Because the Plans do not currently contemplate certain dilutive events, the board has approved amendments to the Plans that would ensure employees, former employees and directors, who hold awards under the Plans are not disadvantaged by certain types of transactions undertaken by the board to enhance shareholder value.
The amendments will allow adjustments of the number, kind or class of any awards under the Plans in order to preserve immediately after certain dilutive events specified in section 424(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the aggregate intrinsic value of each such award immediately before such dilutive events. These dilutive events include equity restructurings, spin-offs, stock dividends, cash dividends (other than ordinary cash dividends), and stock splits among other events. These dilutive events may enhance value to existing shareholders but at the same time may cause a decline in our stock price. For shareholders, any stock price decline would be expected to be offset by the benefit they receive pursuant to the applicable dilutive event. Under the Plans, however, our outstanding equity compensation award holders would not be eligible to receive such benefits. The board has determined that in fairness to these award holders, the board would adjust these awards upon the occurrence of the dilutive events described in the proposed amendments, applying the same arithmetic formula that would be used for other capital events such as stock splits.
On December 28, 2004, we sold our Church’s brand to an affiliate of Crescent Capital Investments, Inc. for approximately $379.0 million in cash and a $7.0 million subordinated note. Concurrent with the sale of Church’s, we sold certain real property to a Church’s franchisee for approximately $3.7 million in cash. The combined cash proceeds of these two sales, net of transaction costs and adjustments, are estimated at $373.0 million. Our board of directors is currently evaluating the use of these cash proceeds. Although the board has not made any determination regarding the use of these proceeds, one possible use would be a special cash dividend to our stockholders. If adopted, this proposal to amend the Plans would allow us to adjust the outstanding awards under the Plans if our board were to declare a special cash dividend with all or a portion of those proceeds. As a result, one factor that our board may take into account in determining the use of the proceeds from the sale of Church’s is whether this proposal has been adopted. However, the ultimate decision regarding the use of the proceeds will be made by our board or directors based on a variety of factors that are still under consideration, and therefore our board may choose to not declare a special cash dividend with those proceeds even if this proposal is adopted.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

What action has the board of directors taken?
The board has approved and adopted each of the Fourth Amendment to the 1992 Stock Option Plan, Amendment No. 1 to the 1996 Nonqualified Stock Option Plan, Amendment No. 1 to the 1996 Nonqualified Performance Stock Option Plan — Executive, Amendment No. 1 to the 1996 Nonqualified Performance Stock Option Plan — General and Amendment No. 1 to the 2002 Stock Incentive Plan, which we refer to collectively as the Plan Amendments, and directed that each be submitted to shareholders at the annual meeting for approval with the board’s recommendation.
What action is required in order for the Plan Amendments to become effective?
Under the applicable Plans, our board of directors was required to approve and adopt each of the Plan Amendments as described above. Under applicable Nasdaq National Market rules, our shareholders must approve the Plan amendments.
What action will AFC take if this proposal is adopted?
If this proposal is adopted by the shareholders, each Plan will be amended as described herein.
What will the principal provisions of the Plans be if this proposal is approved by the shareholders?
The principal provisions of the Plan Amendments are summarized in the following pages. Copies of the Plan Amendments are attached to this proxy statement as Exhibit A, Exhibit B, Exhibit C, Exhibit D, and Exhibit E respectively, and the following summaries are qualified in their entirety by reference to the specific terms of the Plans.
How does the board recommend that you vote with respect to this proposal?
OUR BOARD OF DIRECTORS
RECOMMENDS THAT YOU
VOTE FOR THE
ADOPTION OF THIS PROPOSAL

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

DESCRIPTION OF THE 1992 STOCK OPTION PLAN AS AMENDED, SUBJECT TO SHAREHOLDER APPROVAL
In 1992, the board approved our 1992 Stock Option Plan, which provides for the grant of nonqualified options to purchase shares of common stock to our executive officers.
How many shares can be issued under the 1992 Stock Option Plan?
The 1992 Stock Option Plan authorized the issuance of options to purchase up to 1,808,864 shares of common stock. As of December 26, 2004, options to purchase 643,675 shares of common stock were outstanding under the 1992 Stock Option Plan, all of which were exercisable. On November 13, 2002, the board of directors approved a resolution prohibiting future grants of options under the 1992 Stock Option Plan. All option grants after November 13, 2002 have been granted pursuant to the 2002 Incentive Stock Plan.
Who was eligible for awards under the plan?
Options and other awards under the 1992 Stock Option Plan were granted to selected executive officers as designated by our board.
Who administers the 1992 Stock Option Plan?
The 1992 Stock Option Plan is administered by the People Services (Compensation) Committee of our board.
How do options under the 1992 Stock Option Plan work?
Options granted under the 1992 Stock Option Plan were not intended to qualify as incentive stock options under section 422 of the Code. All options granted under the 1992 Stock Option Plan expire 15 years after their date of grant, unless earlier terminated under the terms of the 1992 Stock Option Plan or the option agreement governing each Option.
What are the tax consequences of participating in the 1992 Stock Option Plan?
The following is a general summary of the federal income tax consequences of the 1992 Stock Option Plan based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary these results. Furthermore, individuals participating in the plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.
An executive will not recognize any taxable income upon the grant of an option, and we will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of an option, the executive generally will recognize ordinary income and we will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the executive, the executive will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).
What happens to an award if there is a sale or merger of AFC or other change in control?
If we reorganize, consolidate or merge into another corporation with the result that our shareholders own less than 50% of the resulting entity, if we dissolve or liquidate, or if we sell substantially all of our assets or more than 50% of our outstanding common stock, there is a

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

“change in control” under the 1992 Stock Option Plan. Upon the earlier of a change in control or an affirmative vote of the shareholders, all options will become fully vested. In addition, if required by the terms of the transaction which is a change in control, all option holders shall be obligated to exercise their options, and to the extent options remain unexercised, they will be cancelled.
What happens to an award under the 1992 Stock Option Plan if there is a change in our capitalization?
Under the terms of the Fourth Amendment to the 1992 Stock Option Plan, if there is a change in our capitalization, the shares of common stock subject to outstanding options will be adjusted to preserve the aggregate intrinsic value of each outstanding option. A change in our capitalization may include an equity restructuring, a spin-off, a stock dividend, cash dividends (other than ordinary cash dividends), a stock split or any other transaction described in section 424(a) of the Code that is not a change in control. An adjustment to preserve the aggregate intrinsic value of an option may require an adjustment in the option price and an adjustment in the number of shares subject to the option.
DESCRIPTION OF THE 2002 INCENTIVE STOCK PLAN AS AMENDED, SUBJECT TO SHAREHOLDER APPROVAL
How many shares can be issued under the 2002 Incentive Stock Plan?
The 2002 Incentive Stock Plan reserves for issuance up to 4,500,000 shares of our common stock. Shares of stock subject to options or other awards under the 2002 Incentive Stock Plan that are cancelled, exchanged or not exercised during their term, or that otherwise are forfeited, generally will be available for new awards under the 2002 Incentive Stock Plan. As of December 26, 2004, there were options to acquire 679,010 shares outstanding under the 2002 Incentive Stock Plan.
Who is eligible for awards under the plan?
Options and other awards such as stock appreciation rights, which we refer to as “SARs”, and stock grants under the 2002 Incentive Stock Plan generally may be granted to any of our employees or non-employee directors, and employees of subsidiary corporations and designated affiliated companies. Options intended to qualify for special tax treatment as incentive stock options, which we refer to as “ISOs”, under section 422 of the Code, however, may be granted only to our employees and employees of our subsidiary corporations.
During any calendar year, no single employee may be granted options to purchase more than 250,000 shares or SARs with respect to more than 250,000 shares, unless the grant is made in connection with the initial employment of an individual or the People Services (Compensation) Committee of our board of directors determines exceeding such caps is in our best interest.
Who administers the 2002 Incentive Stock Plan?
The People Services (Compensation) Committee of our board of directors administers the 2002 Incentive Stock Plan. Subject to the terms of the 2002 Incentive Stock Plan, the People Services (Compensation) Committee has the power to select eligible participants to receive options and other awards under the 2002 Incentive Stock Plan, determine the terms and conditions of such awards, and construe and interpret the 2002 Incentive Stock Plan and grants made under the 2002 Incentive Stock Plan.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

How do options under the 2002 Incentive Stock Plan work?
A stock option is the right to purchase a specified number of shares of our common stock in the future for an option exercise price established at the time the option is granted. Options granted under the 2002 Incentive Stock Plan may be ISOs or options not intended to qualify under section 422 of the Code, which we refer to as “NQOs”.
The option exercise price per share of common stock purchased upon exercise of an option must equal at least 100% of the fair market value (as defined in the plan) of a share of stock on the date of the option grant. In addition, in the case of an ISO granted to a 10% shareholder, the option price per share must equal at least 110% of the fair market value. Options are exercisable as set forth in each option certificate that evidences the option grant, and the term of an option may not exceed ten years, except in the case of an ISO granted to a 10% shareholder, in which case the term may not exceed five years.
Upon the exercise of an option, the option exercise price for the shares purchased must be paid by cash or check or, if permitted in the option certificate, in shares of our common stock that have been held by the optionee for at least six months. The People Services (Compensation) Committee also may provide for an option to be exercised through a cashless exercise procedure through the sale of stock, facilitated by a third party we designate.
How do SARs under the 2002 Incentive Stock Plan work?
A SAR is a right to receive (upon exercise of the SAR) the appreciation in the fair market value of a share of our common stock from the date the SAR was granted. SARs may be granted under the plan in connection with stock options or as stand-alone awards. A SAR granted in connection with a stock option is exercisable only at such time or times, and to the extent that, the option to which it relates is exercisable.
Upon the exercise of a SAR, the SAR holder will receive an amount in cash, our stock or both (as determined by the People Services (Compensation) Committee) equal in value to the excess of the fair market value (as defined in the plan) of one share of our stock on the date of exercise over the price per share (which cannot be less than fair market value at the time the SAR is granted and which is referred to as the “SAR value” in this disclosure) specified in the related grant certificate, multiplied by the number of shares for which the SAR is exercised. To the extent a SAR granted in connection with a stock option is exercised, the related stock option will no longer be exercisable. Similarly, to the extent an option granted with a SAR is exercised, the SAR will no longer be exercisable.
How do stock grants under the 2002 Incentive Stock Plan work?
A stock grant under the 2002 Incentive Stock Plan is an award of our common stock that may be subject to conditions prior to grant and may be subject to objective employment, performance or other forfeiture conditions. The People Services (Compensation) Committee of our board will impose such grant and forfeiture conditions, if any, as it determines appropriate, which may include, for example, continuous employment for a specified term or the attainment of specific performance goals.
A stock grant recipient has the right to receive all cash dividends on the shares while the shares are subject to forfeiture, but will not be entitled to stock dividends unless and until the grant vests. A stock grant recipient also will have the right to vote the shares issued under his or her

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

stock grant during the period the shares are subject to forfeiture.
What are the tax consequences of participating in the 2002 Incentive Stock Plan?
The following is a general summary of the federal income tax consequences of the 2002 Incentive Stock Plan based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary these results. Furthermore, individuals participating in the plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.
Stock Options:
Each option granted under the 2002 Incentive Stock Plan is either an incentive stock option, or “ISO”, or a non-incentive stock option, or “NQO”. The grant of an option will not result in any federal income tax to the recipient or result in an income tax deduction us.
Upon the exercise of a NQO, the tax consequences to an employee or director generally will be the same as those described above for the exercise of an option under the 1992 Stock Option Plan.
Upon the exercise of an ISO, an employee normally will not recognize any income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise over the option exercise price of such shares, which we refer to as the “Spread,” generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax, which we refer to as the “AMT,” of the employee for the year in which the option is exercised, and such employee’s federal income tax liability may be increased under the AMT as a result of such exercise.
If the stock transferred pursuant to the exercise of an ISO is disposed of within two years from the grant date or within one year from the date of exercise (the “holding periods”), the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the option exercise price) or (2) the Spread. The balance, if any, of the employee’s gain over the amount treated as ordinary income on the disposition generally will be long-term or short-term capital gain depending upon the holding period. We normally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the employee.
If the holding periods are met, the disposition of shares acquired upon the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option exercise price. We will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.
Special rules not discussed above will apply to an employee or director who exercises an option by paying the option price by the transfer to us of shares of our common stock.
Stock Appreciation Rights:
The grant of SARs ordinarily will not result in taxable income to an employee or director or a federal income tax deduction for us. Upon the exercise of a SAR, an employee or director will recognize ordinary income and we normally will have a corresponding deduction in an amount

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

equal to the cash or the fair market value of the shares of stock received by the employee or director.
Stock Grants:
An employee or director who receives a stock grant under the plan generally will be taxed at ordinary income rates on the fair market value of the shares when they vest. However, an employee or director who timely elects under section 83(b) of the Code will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a section 83(b) election is made, no additional taxable income will be recognized by the employee or director at the time the shares vest. However, if such shares are forfeited, no tax deduction is allowable to the employee or director for the forfeited shares. We normally will be entitled to a deduction at the time when, and in the amount that, the employee or director recognizes ordinary income, subject to a $1 million deduction limitation under section 162(m) of the Code with respect to certain officers.
What happens to an award if there is a sale or merger of AFC or other change in control?
If (1) we agree on any date (whether or not the agreement is subject to the approval of our shareholders) to sell all or substantially all of our assets or agree to any merger, consolidation, reorganization, division or other corporate transaction in which our common stock is converted into another security or into the right to receive securities or property or (2) a tender offer is made on any date which could lead to a “change in control” (as defined in the 2002 Incentive Stock Plan) (other than a tender offer by us or an employee benefit plan we maintain) and our board of directors does not recommend to our shareholders that the tender offer be rejected or (3) a “change in control” (as defined in the plan) otherwise occurs, all outstanding stock options and SARs will become exercisable immediately, and all restrictions imposed on outstanding stock grants will lapse. In addition, our board of directors will have the right (to the extent required as part of the transaction) to cancel all outstanding options, SARs and stock grants after providing each award holder a reasonable period to exercise his or her options and SARs and to take such action as necessary to receive the shares subject to the stock grants.
What happens to an award under the 2002 Incentive Stock Plan as Amended if there is a change in our capitalization or other similar dilutive event?
Under the 2002 Incentive Stock Plan, as amended by Amendment No. 1 to such plan, the People Services (Compensation) Committee has the right to adjust the number, kind or class of shares of stock reserved for issuance under such plan, the annual grant caps described in such plan, shares of stock subject to options or SARs granted under such plan and the option price of such options and the SAR value of such SARs as well as the number, kind or class (or any combination thereof) of shares of stock subject to stock grants granted under such plan to reflect a change in our capitalization or other similar dilutive event, including stock dividends or stock splits, equity restructuring, spin-offs, cash dividends (other than ordinary cash dividends), or rights offerings, and to preserve the aggregate intrinsic value of each outstanding option, stock appreciation right or stock grant immediately before such change in our capitalization.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

DESCRIPTION OF THE 1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN — EXECUTIVE AS AMENDED, SUBJECT TO SHAREHOLDER APPROVAL
In 1996, we approved our 1996 Nonqualified Performance Stock Option Plan — Executive, which provides for the grant of nonqualified options to purchase shares of common stock to our officers and key employees. Under the 1996 Nonqualified Performance Stock Option Plan — Executive, we have granted options to purchase shares of common stock to certain officers and key employees selected by the People Services (Compensation) Committee of our board.
How many shares can be issued under the 1996 Nonqualified Performance Stock Option Plan — Executive?
The 1996 Nonqualified Performance Stock Option Plan — Executive authorized the issuance of options to purchase up to 1,662,000 shares of common stock. As of December 26, 2004, options to purchase 944,228 shares of common stock were outstanding under the 1996 Nonqualified Performance Stock Option Plan — Executive, all of which were exercisable, and none were available for future grant. On November 13, 2002, the board of directors approved a resolution to prohibit future grants of options under the 1996 Nonqualified Performance Stock Option Plan — Executive. All future option grants will be granted pursuant to the 2002 Incentive Stock Plan.
Who is eligible for awards under the plan?
Options and other awards under the 1996 Nonqualified Performance Stock Option Plan — Executive were granted to officers and key employees of the Company and its subsidiaries designated by the People Services (Compensation) Committee.
No single participant in the 1996 Nonqualified Performance Stock Option Plan — Executive is eligible to be granted options to purchase in excess of 1,662,000 shares of common stock in the aggregate.
Who administers the 1996 Nonqualified Performance Stock Option Plan — Executive?
The 1996 Nonqualified Performance Stock Option Plan — Executive is administered by the People Services (Compensation) Committee of our board.
How do options under the 1996 Nonqualified Performance Stock Option Plan — Executive work?
Options granted under the 1996 Nonqualified Performance Stock Option Plan are not intended to qualify under section 422 of the Code.
Most of the options granted under the plan became exercisable based on our attainment of certain operating performance criteria, as established by the board.
All options granted under the 1996 Nonqualified Performance Stock Option Plan — Executive expire ten years after their date of grant, unless earlier terminated.
What are the tax consequences of participating in the 1996 Nonqualified Performance Stock Option Plan — Executive?
In general, the grant of an option will not result in any federal income tax to the recipient or result in an income tax deduction us. Upon the exercise of a option, the federal tax consequences to an officer or key employee generally will be the same as those described above for the exercise of an option under the 1992 Stock Option Plan.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

What happens to an award if there is a sale or merger of AFC or other change in control?
The 1996 Nonqualified Performance Stock Option Plan — Executive provides that the People Services (Compensation) Committee can accelerate unvested options for any reason. Further, the 1996 Nonqualified Performance Stock Option Plan — Executive requires that if there is an “extraordinary event” (as defined in the plan and described below) the People Services (Compensation) Committee will accelerate at least a percentage of unvested options. Such percentage is determined according to a formula, which is based on our earnings from 1996 until 2000. The accelerated options shall be exercisable after the date of such acceleration for a period of time and under such conditions as are determined by the People Services (Compensation) Committee. Unless the People Services (Compensation) Committee determines otherwise, upon the occurrence of an “extraordinary event” (as defined in the plan and described below), options under the 1996 Nonqualified Performance Stock Option Plan — Executive which are otherwise exercisable may be exercised until ten days before the effective date of an extraordinary event, and to the extent not exercised ten days before the effective date of an extraordinary event, such options and the plan will terminate. An “extraordinary event” means generally, a sale of substantially all of our business and assets, a reorganization, merger or consolidation in which we are not the surviving entity, or the acquisition by any person or group of more than 50% of our then outstanding shares of common stock.
What happens to an award under the amended 1996 Nonqualified Performance Stock Option Plan — Executive if there is a change in our capitalization or other similar dilutive event?
Under the terms of the 1996 Nonqualified Performance Stock Option Plan — Executive, as amended by Amendment No. 1 to such plan, if there is a change in our capitalization, the shares of common stock subject to outstanding options will be adjusted to preserve the aggregate intrinsic value of each outstanding option. A change in our capitalization may include an equity restructuring, a spin-off, a stock dividend, cash dividends (other than ordinary cash dividends), a stock split or any other transaction described in section 424(a) of the Code that is not a change in control. An adjustment to preserve the aggregate intrinsic value of an option may require an adjustment in the option price and an adjustment in the number of shares subject to the option.
DESCRIPTION OF THE 1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN — GENERAL AS AMENDED, SUBJECT TO SHAREHOLDER APPROVAL
In 1996, we approved our 1996 Nonqualified Performance Stock Option Plan — General, which provides for the grant of nonqualified options to purchase shares of common stock to our officers and key employees.
How many shares can be issued under the 1996 Nonqualified Performance Stock Option Plan — General?
The 1996 Nonqualified Performance Stock Option Plan — General authorizes the issuance of options to purchase up to 1,288,295 shares of common stock. As of December 26, 2004, options to purchase 51,157 shares of common stock were outstanding under the plan, all of which were exercisable, and none were available for future grant. On November 13, 2002, the board of directors approved a resolution to prohibit future grants of options under the 1996 Nonqualified Performance Stock Option Plan — General. All future option grants will be granted pursuant to the 2002 Incentive Stock Plan.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

Who is eligible for awards under the plan?
Options and other awards under the 1996 Nonqualified Performance Stock Option Plan — General were granted to officers and key employees of the Company and its subsidiaries designated by the People Services (Compensation) Committee.
No single participant in the 1996 Nonqualified Performance Stock Option Plan — General is eligible to be granted options to purchase in excess of 1,288,295 shares of common stock in the aggregate.
Who administers the 1996 Nonqualified Performance Stock Option Plan — General?
The 1996 Nonqualified Performance Stock Option Plan — General is administered by the People Services (Compensation) Committee of our board.
How do options under the 1996 Nonqualified Performance Stock Option Plan — General work?
Options granted under the 1996 Nonqualified Performance Stock Option Plan — General were not intended to qualify under section 422 of the Code.
Most options granted under the plan became exercisable based on our attainment of certain operating performance criteria, as established by our board. All options granted under the 1996 Nonqualified Performance Stock Option Plan — General expire ten years after their date of grant, unless earlier terminated.
What are the tax consequences of participating in the 1996 Nonqualified Performance Stock Option Plan — General?
In general, the grant of an option will not result in any federal income tax to the recipient or result in an income tax deduction us. Upon the exercise of a option, the federal tax consequences to an officer or key employee generally will be the same as those described above for the exercise of an option under the 1992 Stock Option Plan.
What happens to an award if there is a sale or merger of AFC or other change in control?
The 1996 Nonqualified Performance Stock Option Plan — General provides that the People Services (Compensation) Committee can accelerate unvested options for any reason. Further, the 1996 Nonqualified Performance Stock Option Plan — General requires that if there is an “extraordinary event” (as defined in the plan and described below) the People Services (Compensation) Committee will accelerate at least a percentage of unvested options. Such percentage is determined according to a formula, which is based on our earnings from 1996 until 2000. The accelerated options shall be exercisable after the date of such acceleration for a period of time and under such conditions as are determined by the People Services (Compensation) Committee. Unless the People Services (Compensation) Committee determines otherwise, upon the occurrence of an “extraordinary event” (as defined in the plan and described below), options under the 1996 Nonqualified Performance Stock Option Plan — General which are otherwise exercisable may be exercised until ten days before the effective date of an extraordinary event, and to the extent not exercised ten days before the effective date of an extraordinary event, such options and the plan will terminate. An “extraordinary event” means generally, a sale of substantially all of our business and assets, a reorganization, merger or consolidation in which we are not the surviving entity, or the acquisition by any person or group of more than 50% of our then outstanding shares of common stock.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

What happens to an award under the 1996 Nonqualified Performance Stock Option Plan — General as Amended if there is a change in our capitalization or other similar dilutive event?
Under the terms of the 1996 Nonqualified Performance Stock Option Plan — General, as amended by Amendment No. 1 to such plan, if there is a change in our capitalization, the shares of common stock subject to outstanding options will be adjusted to preserve the aggregate intrinsic value of each outstanding option. A change in our capitalization may include an equity restructuring, a spin-off, a stock dividend, cash dividends (other than ordinary cash dividends), a stock split or any other transaction described in section 424(a) of the Code that is not a change in control. An adjustment to preserve the aggregate intrinsic value of an option may require an adjustment in the option price and an adjustment in the number of shares subject to the option.
DESCRIPTION OF THE 1996 NONQUALIFIED STOCK OPTION PLAN AS AMENDED, SUBJECT TO SHAREHOLDER APPROVAL
In 1996, we approved our 1996 Nonqualified Stock Option Plan, which provides for the grant of nonqualified options to purchase shares of common stock to our officers and key employees.
How many shares can be issued under the 1996 Nonqualified Stock Option Plan?
The 1996 Nonqualified Stock Option Plan authorized the issuance of options to purchase up to 1,808,863 shares of common stock. As of December 26, 2004, options to purchase 1,065,436 shares of common stock were outstanding under the 1996 Nonqualified Stock Option Plan. There were no options available for future grant. On November 13, 2002, the board of directors approved a resolution to prohibit future grants of options under the 1996 Nonqualified Stock Option Plan. All future option grants will be granted pursuant to the 2002 Incentive Stock Plan.
Who is eligible for awards under the 1996 Nonqualified Stock Option Plan?
Options and other awards under the 1996 Nonqualified Stock Option Plan were granted to officers and key employees of the Company and its subsidiaries designated by the People Services (Compensation) Committee.
No single participant in the 1996 Nonqualified Stock Option Plan is eligible to be granted options to purchase in excess of 1,808,863 shares of common stock in the aggregate.
Who administers the 1996 Nonqualified Stock Option Plan?
The 1996 Nonqualified Stock Option Plan is administered by the People Services (Compensation) Committee of our board.
How do options under the 1996 Nonqualified Stock Option Plan work?
A stock option is the right to purchase a specified number of shares of our common stock in the future for an option exercise price established at the time the option is granted. Options granted under the 1996 Nonqualified Stock Option Plan were not intended to qualify under section 422 of the Code.
Most options granted under the 1996 Nonqualified Stock Option Plan became exercisable based on our attainment of certain operating performance criteria, as established by the board. All options granted under the 1996 Nonqualified Stock Option Plan expire ten years after their date of grant, unless earlier terminated.

Proposal to Amend the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General
(Item 2 on the proxy card)

What are the tax consequences of participating in the 1996 Performance Stock Option Plan?
In general, the grant of an option will not result in any federal income tax to the recipient or result in an income tax deduction us. Upon the exercise of a option, the federal tax consequences to an officer or key employee generally will be the same as those described above for the exercise of an option under the 1992 Stock Option Plan.
What happens to an award if there is a sale or merger of AFC or other change in control?
The 1996 Nonqualified Stock Option Plan provides that the People Services (Compensation) Committee can accelerate unvested options for any reason. The accelerated options shall be exercisable after the date of such acceleration for a period of time and under such conditions as are determined by the People Services (Compensation) Committee. Unless the People Services (Compensation) Committee determines otherwise, upon the occurrence of an “extraordinary event” (as defined in the plan and described below), options under the 1996 Nonqualified Stock Option Plan which are otherwise exercisable may be exercised until ten days before the effective date of an extraordinary event, and to the extent not exercised ten days before the effective date of an extraordinary event, such options and the plan will terminate. An “extraordinary event” means generally, a sale of substantially all of our business and assets, a reorganization, merger or consolidation in which we are not the surviving entity, or the acquisition by any person or group of more than 50% of our then outstanding shares of common stock.
What happens to an award under the 1996 Nonqualified Stock Option Plan as Amended if there is a change in our capitalization or other similar dilutive event?
Under the terms of the 1996 Nonqualified Stock Option Plan, as amended by Amendment No. 1 to such plan, if there is a change in our capitalization, the shares of common stock subject to outstanding options will be adjusted to preserve the aggregate intrinsic value of each outstanding option. A change in our capitalization may include an equity restructuring, a spin-off, a stock dividend, cash dividends (other than ordinary cash dividends), a stock split or any other transaction described in section 424(a) of the Code that is not a change in control. An adjustment to preserve the aggregate intrinsic value of an option may require an adjustment in the option price and an adjustment in the number of shares subject to the option.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 26, 2004, which are the 1992 Stock Option Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive, the 1996 Nonqualified Performance Stock Option Plan — General, and the 2002 Incentive Stock Plan.

	Number of Securities		Weighted-average	Number of Securities
	to be Issued Upon		Exercise Price of	Remaining Available for
	Exercise of		Outstanding	Future Issuance Under
	Outstanding Options,		Options, Warrants	Equity Compensation
Plan Category	Warrants and Rights		and Rights	Plans

Equity compensation plans approved by security holders:
1992 Stock Option Plan	643,675		$0.12	0	(1)
1996 Nonqualified Stock Option Plan	1,065,436		$20.97	0	(1)
1996 Nonqualified Performance Stock Option Plan — Executive	944,228		$9.37	0	(1)
1996 Nonqualified Performance Stock Option Plan — General	51,157		$5.09	0	(1)
2002 Incentive Stock Plan	679,010	(2)	$21.73	3,720,990	(1)
Equity compensation plans not approved by security holders:	0		N/A	0

Total	3,383,506		$13.68	3,720,990

(1)	On November 13, 2002, the Board of Directors approved a resolution to prohibit future grants of options under the 1992 Stock Option Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan-Executive, the 1996 Nonqualified Performance Stock Option Plan-General and the 1998 Substitute Nonqualified Stock Option Plan. Since that time, all option grants have been granted pursuant to the 2002 Incentive Stock Plan.

(2)	In addition to the options discussed in the table above, during 2004, the Company also granted 50,000 restricted shares under the 2002 Incentive Stock Plan. The restricted shares vest at a variable rate from 10% to 60% per year over four years.

Executive Compensation

The following table sets forth the compensation received for services rendered to us by our Chief Executive Officer and the other four most highly compensated executive officers whose salary and bonus exceeded $100,000 for 2004. We refer to these individuals as our named executive officers.
SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation

		Annual Compensation				Securities
					Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Compensation($)(2)	Options(#)	Compensation($)(3)

Frank J. Belatti	2004	575,000	0		20,000	0	7,924
Chairman of the Board and Chief	2003	574,999	0		20,000	0	4,279
Executive Officer	2002	574,999	181,750		20,000	120,000	12,240

Dick R. Holbrook(4)	2004	447,312	425,000	(5)	20,000	80,000	1,986,671	(6)
President and Chief Operating	2003	424,999	0		20,000	0	4,364
Officer	2002	424,999	118,750		20,000	70,000	4,623

Hala Moddelmog(4)	2004	350,200	90,000	(7)	15,000	40,000	15,866	(8)
President of Church’s Chicken	2003	339,999	16,000		15,000	0	14,179
	2002	339,999	81,850		15,000	40,000	6,687

Allan J. Tanenbaum	2004	333,600	255,000	(9)	15,000	50,000	6,944
Senior Vice President — Legal	2003	320,000	0		15,000	0	14,258
Affairs, General Counsel and	2002	279,999	69,500		15,000	37,500	13,280
Secretary

Frederick B. Beilstein(10)	2004	350,000	255,000	(11)	15,000	50,000	3,492
Chief Financial Officer

(1)	Includes bonuses under the Company’s Revised Adjusted Short Term Incentive Plan in 2004 for Mr. Holbrook in the amount of $425,000, for Ms. Moddelmog in the amount of $90,000, for Mr. Tanenbaum in the amount of $255,000 and for Mr. Beilstein in the amount of $255,000. Includes bonuses under the Company’s Short Term Incentive Plan for Mr. Belatti in the amount of $181,750 in 2002, for Mr. Holbrook in the amount of $118,750 in 2002, for Ms. Moddelmog in the amount of $16,000 in 2003 and $81,850 in 2002, for Mr. Tanenbaum in the amount of $69,500 in 2002.

(2)	Includes amounts under our flexible perk allowance program. In prior years, disclosure was omitted where total Other Annual Compensation of a named executive officer was less than $50,000 or 10% of the total annual salary and bonus reported for the named executive officer in accordance with SEC rules.

(3)	Includes life insurance premiums that we paid for split dollar life insurance policies for Mr. Belatti in the amount of $12,240 in 2002, for Mr. Holbrook in the amount of $4,623 in 2002, and for Ms. Moddelmog in the amount of $867 in 2003 and $1,735 in 2002. Ms. Moddelmog also received $1,952 in each of 2004, 2003 and 2002 for reimbursement of a supplemental life insurance policy. Includes insurance premiums we paid for term life insurance policies for Mr. Belatti in the amount of $7,924 in 2004 and $4,279 in 2003, for Mr. Holbrook in the amount of $5,819 in 2004, $4,364 in 2003, for Ms. Moddelmog in the amount of $9,814 in 2004 and $7,360 in 2003 and for Mr. Tanenbaum in the amount of $2,844 in 2004 and $3,543 in 2003 and $4,066 in 2002. Includes matching contributions that we made pursuant to our 401(k) Savings Plan for Ms. Moddelmog in the amount of $4,100 in 2004, $4,000 in 2003 and $3,000 in 2002 and for Mr. Tanenbaum in the amount of $4,100 in 2004, $4,000 in 2003 and $3,000 in 2002. Also includes Deferred Compensation Plan credits for Mr. Tanenbaum in the amount of $6,715 in 2003 and $6,214 in 2002.

(4)	In connection with the closing of the sale of Church’s Chicken division, Mr. Holbrook resigned from his positions of President and Chief Operating Officer of the Company as of December 26, 2004 and Ms. Moddelmog resigned from her position of President of Church’s Chicken as of December 29, 2004.

(5)	This amount does not include a payment of $210,000 that was earned and paid in 2005 under the Company’s Revised Short Term Incentive Plan triggered by the sale of Church’s Chicken on December 28, 2004 (during the Company’s 2005 fiscal year).

(6)	This includes severance payments of $1,980,852 under Mr. Holbrook’s employment agreement relating to his resignation on December 26, 2004.

(7)	This amount does not include certain amounts that were earned and paid in 2005 including (1) a payment of $650,200 in satisfaction of a stay bonus and transition bonus provision in Ms. Moddelmog’s employment agreement triggered by the sale of Church’s Chicken on December 28, 2004 (during the Company’s 2005 fiscal year) and

Executive Compensation

(2) a supplemental deal bonus paid to Ms. Moddelmog in the amount of $325,000 in 2005 relating to the sale of Church’s. This amount also does not include a payment of $420,000 that was earned and paid in 2005 under the Company’s Revised Short Term Incentive Plan triggered by the sale of Church’s Chicken.

(8)	This amount does not include severance payments of $650,200 under Ms. Moddelmog’s employment agreement relating to her resignation on December 29, 2004, which were earned and paid in 2005.

(9)	This amount does not include a payment of $633,600 under Mr. Tanenbaum’s employment agreement triggered by the sale of Church’s Chicken on December 28, 2004 (during the Company’s 2005 fiscal year), which was earned and will be paid in 2005. This amount also does not include a payment of $126,000 that was earned and paid in 2005 under the Company’s Revised Short Term Incentive Plan triggered by the sale of Church’s Chicken.

(10)	Mr. Beilstein entered into employment with AFC on December 29, 2003. Because our 2004 fiscal year began on December 29, 2003, there was no compensation for Mr. Beilstein in 2003 or 2002.

(11)	This amount does not include a payment of $126,000 that was earned and paid in 2005 under the Company’s Revised Short Term Incentive Plan triggered by the sale of Church’s Chicken on December 28, 2004 (during the Company’s 2005 fiscal year).
Terminated Supplemental Benefit Plan
      Effective February 15, 2005, we terminated our America’s Favorite Chicken Company 1994 Supplemental Benefit Plan for Executive Officers, which we refer to as the “SERP.” The SERP was a supplemental benefit plan designed to provide certain executive officers of the company certain death, disability, retirement and medical benefits. In connection with the termination of the SERP, the Company made a payment to each participant in the SERP equal to the present value of the deferred compensation benefits that each participant was entitled to receive under the SERP, including a payment to Mr. Belatti in the amount of $1,294,806 and a payment to Mr. Holbrook in the amount of $944,600. In addition, each participant was offered an opportunity to receive a lump-sum payment in lieu of such participant’s medical insurance benefits under the SERP equal to the present value of the estimated cost to the Company for coverage under its group health plan from 2005 through 2014 (or, with respect to a participant whose deferred compensation benefits have commenced prior to February 15, 2005, through the date on which such participant’s deferred compensation benefits were scheduled to terminate). Mr. Holbrook elected to receive such a payment in the amount of $123,299. To the extent that other participants in the SERP did not elect to receive the lump-sum payment, his or her medical insurance benefits will continue to be provided in accordance with the terms of the SERP.

Executive Compensation

OPTION GRANTS IN LAST FISCAL YEAR
      The following table provides summary information regarding stock options granted during fiscal 2004 to each of our named executive officers. The potential realizable value is calculated assuming that the fair market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate of the future prices or market value of our common stock.

		Percent of				Potential Realizable Value at
	Number of	Total Options				Assumed Annual Rates of
	Securities	Granted to				Stock Price Appreciation for
	Underlying	Employees in	Exercise or			Option Term(1)
	Options	Fiscal Year	Base Price	Expiration
Name	Granted(2)	(%)	($/Sh)	Date		5%($)	10%($)

Frank J. Belatti	—	—	—	—		—	—
Dick R. Holbrook	80,000	9.40%	$23.00	03/26/2005	(3)	$92,000.00	$184,000.00
Hala G. Moddelmog	40,000	4.70%	$23.00	03/29/2005	(4)	$46,000.00	$92,000.00
Allan J. Tanenbaum	50,000	5.87%	$23.00	04/01/2011		$468,165.48	$1,091,024.67
Frederick B. Beilstein	50,000	5.87%	$23.00	04/01/2011		$468,165.48	$1,091,024.67

(1)	The amounts shown only represent assumed rates of appreciation. They are not intended to forecast future appreciation. Actual gains, if any, on stock option exercises will depend upon future performance of our stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will exist at the time of any option exercise. In addition, these amounts do not take into consideration certain terms of the options, such as nontransferability, vesting requirements or termination following a termination of employment.

(2)	Option grants were made under the 2002 Incentive Stock Plan and vest 25% each year for four fiscal years.

(3)	Although the original expiration date of these options was April 1, 2011, upon the resignation of Mr. Holbrook on December 26, 2004 and pursuant to the applicable plan, the expiration date was accelerated to 90 days after Mr. Holbrook’s registration.

(4)	Although the original expiration date of these options was April 1, 2011, upon the resignation of Ms. Moddelmog on December 29, 2004 and pursuant to the applicable plan, the expiration date was accelerated to 90 days after Ms. Moddelmog’s resignation.
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
      The following table provides summary information concerning exercises of stock options by each of our named executive officers during fiscal 2004 and the shares of common stock represented by outstanding options held by each of our named executive officers as of December 26, 2004. The values of unexercised options at fiscal year-end is based upon $23.24, the fair market value of our common stock at December 23, 2004 (the opening price of our common stock on Nasdaq on the last trading day of fiscal 2004), less the exercise price per share.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank J. Belatti	11,114	$129,478.10	1,198,358	75,000	$20,016,511.00	$123,600.00
Dick R. Holbrook	0	0	685,591	0	$8,586,497.00	$0.00
Hala Moddelmog	0	0	89,687	67,500	$879,920.00	$71,400.00	(1)
Allan J. Tanenbaum	0	0	43,749	77,084	$205,992.00	$80,672.00
Frederick B. Beilstein	0	0	0	50,000	$0.00	$12,000

(1)	These options were unexercisable as of December 26, 2004, however, the vesting of these options were accelerated upon the termination of Ms. Moddelmog’s employment on December 29, 2004.

Executive Compensation

     Filings made by companies with the SEC sometimes “incorporate information by reference.” This means that you are being referred to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Report on Executive Compensation and Stock Performance Graph in this proxy statement are not incorporated by reference into any of our other filings with the SEC.
Report on Executive Compensation
      The People Services (Compensation) Committee was established by the board of directors in August 2001 to, among other things, establish executive compensation for 2002 and subsequent years. Our board of directors has determined that all members of the People Services (Compensation) Committee are independent within the meaning of applicable Nasdaq National Market rules. The People Services (Compensation) Committee has furnished the following report on executive compensation for 2004.
What is the philosophy of executive compensation?
We strive to offer compensation and reward programs designed to support our business mandate of “Creating Equity Through Opportunity.” Our compensation philosophy has four main tenets: (1) desired strategy, (2) desired culture, (3) desired behaviors and (4) desired positioning of pay elements. The tenets are described below:
     Desired Strategy

•	to attract, retain, energize and reward superior talent
•	drive AFC’s short-term performance
•	provide equity and ownership opportunities
•	build long-term enterprise value
     Desired Culture

•	have a shared purpose and goals for all stakeholders through the vision of the “New Age of Opportunity”
•	attain alignment with our core values
     Desired Behaviors

•	performance-oriented mindset
•	energy and motivation
•	accountability
•	respect for and collaboration with corporate partners
     Desired Positioning of Pay Elements

•	base salary positioned at the median for the industry
•	annual incentives targeted to position total cash compensation in the 60-65th percentile for the industry
•	long-term incentives positioned at the median for the industry
We believe it is important for our executives to have ownership incentives in AFC and to operate in an environment that measures rewards against personal and company goals. We believe this philosophy attracts, retains and motivates key executives critical to our long-term success.
What are the components of executive compensation?
Our compensation program for executives consists of three key elements:

•	Annual base salary
•	Annual incentive bonus
•	Long-term incentive compensation
Annual base salaries are targeted at the median level for base salaries in our industry and are adjusted to reflect each executive’s vision, strategic orientation, responsibility level, ethics, global perspective, organizational relationship-building skills, service orientation, cross-cultural effectiveness, teamwork, talent development, financial acumen, problem solving and decision making. We review each executive’s base salary annually.

Executive Compensation

Annual incentive bonuses are based on achievement of several financial and strategic objectives. At the beginning of fiscal 2004, we established targeted annual cash-based incentive bonuses for each executive based on the achievement by the Company of certain performance metrics during fiscal year 2004. The performance metrics and associated cash compensation were individually determined for each eligible employee. As the Company began the process of exploring strategic alternatives for its Cinnabon, Inc. and Church’s Chicken businesses, we determined to provide for alternative awards under the bonus plan in order to connect potential incentive compensation with metrics relevant to these strategic alternatives. The metrics were adjusted as the strategic alternatives developed over the course of 2004. As revised, the annual incentive compensation goals for 2004 included: the Company’s net income, appreciation of the Company’s stock price, the sales price of the Company’s Church’s Chicken division, the sales price of the Company’s Cinnabon subsidiary, and the earnings of the Company’s business segments. An executive’s individual award was based on a combination of these performance goals depending on his or her role in the Company. The amount of each award was based on the target bonus set by the Committee for each executive officer for fiscal year 2004. These bonuses were paid in 2004 and 2005 to the executive officers in the following aggregate amounts: Mr. Beilstein ($381,000); Mr. Holbrook ($635,000); Ms. Moddelmog ($510,000); Mr. Tanenbaum ($381,000); Mr. Mel Hope, our Senior Vice-President — Finance and Chief Accounting Officer ($76,200); Mr. Kenneth L. Keymer, our President of Popeyes Chicken & Biscuits ($145,385); and Mr. Chris Elliot, the former President of Cinnabon, Inc. ($150,000). At Mr. Belatti’s request, he did not receive a bonus for 2004.
Long-term incentive compensation serves to reward executives with equity and cash compensation for meeting operational and financial objectives over a multi-year period. By rewarding our executives for maximizing shareholder value, our long-term incentive compensation is designed to align our executives’ interests with those of our shareholders. This type of compensation also encourages our key employees to make a long-term commitment to us. In fiscal year 2004, we granted 370,000 incentive options to our executive officers as a group. These options vest 25% each year for four fiscal years. These payments support the People Services (Compensation) Committee’s goal of retaining, energizing and rewarding superior talent.
In connection with the Company’s exploration of strategic alternatives, we amended the employment agreements of Ms. Moddelmog and Mr. Tanenbaum to provide for stay bonuses and transition bonuses based upon these executives remaining employed with the Company through the completion of the sale of Church’s Chicken in the case of Ms. Moddelmog and the sale of Church’s Chicken and Cinnabon Inc. in the case of Mr. Tanenbaum. Pursuant to these amended employment agreements, Mr. Tanenbaum and Ms. Moddelmog will be paid $633,600 and $650,200, respectively, in satisfaction of these bonuses in fiscal 2005.
As part of our ongoing review of executive compensation and in light of the significant corporate restructuring activities of the Company in 2004 and continuing into 2005, including the sales of Cinnabon and Church’s Chicken and the integration of our corporate center into Popeyes as our only remaining operating division, the Committee deemed it important that the employment agreements for those executives directly involved in such activities be amended to create additional retention incentives. As a result, we recently amended the employment agreements of Mr. Beilstein, Mr. Tanenbaum and Mr. Hope to provide for, among other things, stay bonuses equal to a percentage of each of the executive’s base salary and annual target incentive pay (66 2/3% in the case of Mr. Tanenbaum and Mr. Beilstein and 100% in the case of

Executive Compensation

Mr. Hope) provided that these executives remain employed with the Company through August 31, 2005, with respect to Mr. Beilstein and Mr. Tanenbaum, and October 31, 2005, with respect to Mr. Hope.
In connection with the Company’s sale of Church’s Chicken and its Cinnabon subsidiary and the Company’s corporate restructuring, we deemed the elimination of the positions of Mr. Holbrook, Ms. Moddelmog and Mr. Elliot as terminations without cause under their employment agreements. Severance payments under these agreements included $1,980,852 for Mr. Holbrook, $650,200 for Ms. Moddelmog and $497,000 for Mr. Elliot.
In June 2004, the Company hired Mr. Kenneth L. Keymer as the President of Popeyes Chicken & Biscuits pursuant to an agreement providing for a base salary of $450,000, fringe benefits, participation in our benefit plans and an annual incentive bonus that is based on our achievement of performance targets. In 2005, in connection with the amendments to the other employment agreements described in the preceding paragraph, the Committee also deemed it important to amend Mr. Keymer’s employment agreement to provide for amended severance payments in the event of a termination by the Company without cause of two times his base salary and target incentive pay for the year in which such termination occurs in order to be competitive with industry standards and practices.
How is our Chief Executive Officer compensated?
In 2004, Mr. Belatti requested that the People Services (Compensation) Committee refrain from granting him an increase in salary, a bonus or any stock options. In determining Mr. Belatti’s compensation for 2003, the People Services (Compensation) Committee, with the aid of outside compensation consultants, conducted an external market assessment of competitive levels of compensation for CEO’s managing companies of similar size, complexity and performance level and at other companies within AFC’s industry. Mr. Belatti received a base salary of approximately $575,000 in 2001, 2002, 2003 and 2004.
How are the limitations on the deductibility of compensation handled?
Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. The $1 million limitation generally does not apply to compensation based on performance goals if certain requirements are met. We believe that our executive officer compensation plans each satisfy the requirements of Section 162(m). The People Services (Compensation) Committee, as much as possible, uses and intends to use performance-based compensation, which should minimize the effect of these tax deduction limits. However, we believe that we must attract, retain and reward the executive talent necessary to maximize shareholder value and that the loss of a tax deduction may be necessary and appropriate in some circumstances.
Who prepared this report?
This report has been furnished by the following members of our People Services (Compensation) Committee:

Victor Arias, Jr., Chair Kelvin J. Pennington John M. Roth

Executive Compensation

EMPLOYMENT AGREEMENTS
Frank J. Belatti. On August 31, 2001, we entered into an amended employment agreement, effective as of January 1, 2001, with Mr. Belatti that provided for a 2004 base salary of $575,000, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ended December 31, 2004, but automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Belatti, unless we or Mr. Belatti provide written notice of non-extension to the other at least one year prior to the end of that year of employment. Mr. Belatti is entitled to receive an amount equal to two times his annual base salary plus two times the target incentive bonus for the year in which the termination occurs if Mr. Belatti’s employment is terminated without cause. If we give Mr. Belatti written notice that we will not extend his employment upon expiration of the term, Mr. Belatti may elect to receive an amount equal to two times his annual base salary plus two times the target incentive bonus for the year in which the termination occurs in lieu of continued employment. In addition, all of his unvested options would become immediately exercisable. If there is a change in control and within one year thereafter a significant reduction of or change in Mr. Belatti’s responsibilities, title or duties, Mr. Belatti may terminate his employment and receive the same severance he would have received upon a termination without cause.
Dick R. Holbrook. On August 31, 2001, we entered into an amended employment agreement, effective as of January 1, 2001, with Mr. Holbrook that provided for a 2004 base salary of $447,312, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement was scheduled to end on December 31, 2004, however, Mr. Holbrook resigned as of December 26, 2004. As a result of his resignation, Mr. Holbrook received (1) a payment equal to two times his current base salary and target bonus plus employee benefits costs, totaling approximately $1,980,852, and (2) the acceleration of the vesting of 126,667 unvested options.
Hala Moddelmog. On June 28, 2004, we entered into an amended and restated employment agreement, effective as of January 1, 2004, with Ms. Moddelmog that provided for a 2004 base salary of $350,200, an annual incentive bonus that was based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. In addition, the agreement provided for a stay bonus and a transition bonus based upon Ms. Moddelmog remaining employed with the Company through the completion of the sale of Church’s Chicken. The initial term of the agreement was scheduled to end on December 31, 2005, however, Ms. Moddelmog resigned on December 29, 2004. As a result of her resignation, Ms. Moddelmog received (1) a payment equal to her base salary and target bonus, totaling approximately $650,200 and (2) the acceleration of the vesting of 67,500 unvested options.
Allan J. Tanenbaum. On June 28, 2004, we entered into an amended and restated employment agreement with Mr. Tanenbaum. The amended and restated agreement provided for, among other things, a stay bonus and a transition bonus based upon Mr. Tanenbaum remaining employed with the Company through the completion of the sale of Cinnabon Inc. and Church’s Chicken. On March 28, 2005, we entered into an amendment to the employment agreement with Mr. Tanenbaum. We refer to the agreement dated June 28, 2004 and the amendment to the agreement dated March 28, 2005 collectively as the employment agreement. The employment agreement provides for a 2004 and 2005 base salary of $333,600, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ends on

Executive Compensation

June, 27, 2006, but the agreement automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Tanenbaum, unless we or Mr. Tanenbaum provide written notice of non-extension to the other at least 30 days prior to the end of that year of employment. If Mr. Tanenbaum remains employed by the Company on August 31, 2005, he will receive a stay bonus equal to 66 2/3% of his base salary in effect at that time and a payment equal to 66 2/3% of his 2005 target incentive pay. If Mr. Tanenbaum is terminated without cause prior to August 31, 2005, he will receive an amount equal to one times his base salary plus one times his incentive bonus for 2005, a prorated portion of his 2005 salary and 2005 incentive bonus and the full amount of his stay bonus described above. If Mr. Tanenbaum is terminated without cause on or after August 31, 2005, he will receive an amount equal to one times his base salary plus one times his incentive bonus for 2005, and a prorated portion of his 2005 salary and 2005 incentive bonus. In addition, in the event of any termination without cause, all of his unvested options would become immediately exercisable. If there is a change in control and within one year thereafter a significant reduction in Mr. Tanenbaum’s responsibilities or duties, Mr. Tanenbaum may terminate his employment and receive the same severance he would have received upon a termination without cause.
Frederick B. Beilstein. On December 29, 2003, we entered into an employment agreement with Mr. Beilstein. On March 28, 2005, we entered into an amendment to the employment agreement with Mr. Beilstein. We refer to the agreement dated December 29, 2003 and the amendment to the agreement dated March 28, 2005 collectively as the employment agreement. The employment agreement provides for a 2004 and 2005 base salary of $350,000, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ended December 29, 2004 , but the agreement automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Beilstein, unless we or Mr. Beilstein provide written notice of non-extension to the other at least 30 days prior to the end of that year of employment. If Mr. Beilstein remains employed by the Company on August 31, 2005, he will receive a stay bonus equal to 66 2/3% of his base salary in effect at that time and a payment equal to 66 2/3% of his 2005 target incentive pay. If Mr. Beilstein is terminated without cause prior to August 31, 2005, he will receive an amount equal to two times his base salary plus two times his incentive bonus for 2005, a prorated portion of his 2005 salary and 2005 incentive bonus and the full amount of his stay bonus described above. If Mr. Beilstein is terminated without cause on or after August 31, 2005, he will receive an amount equal to two times his base salary plus two times his incentive bonus for 2005, and a prorated portion of his 2005 salary and 2005 incentive bonus. In addition, in the event of any termination without cause, all of his unvested options would become immediately exercisable. If there is a change in control and within one year thereafter a significant reduction in Mr. Beilstein’s responsibilities or duties, Mr. Beilstein may terminate his employment and receive the same severance he would have received upon a termination without cause.

Audit Committee Report and
Audit Fees

AUDIT COMMITTEE REPORT
Who serves on the Audit Committee of the Board of Directors?
The members of the committee are Carolyn Hogan Byrd, who is the Chair, Kelvin J. Pennington and R. William Ide, III.
Our board of directors has determined that Mr. Pennington is an audit committee financial expert within the meaning of applicable SEC rules.
What document governs the activities of the Audit Committee?
The Audit Committee acts under a written charter adopted by our board that sets forth the responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Audit Committee charter is available on our website at www.afce.com.
What is the relationship between the Audit Committee, AFC’s management and the independent registered public accounting firm?
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. AFC’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, in addition to auditing our internal control over financial reporting and to attest to management’s report on internal control over financial reporting. The Audit Committee’s responsibility is to assist the board of directors in its oversight of these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
What has the Audit Committee done with regard to our audited financial statements for fiscal 2004?
The Audit Committee has:

•	reviewed and discussed the audited financial statements with AFC’s management and internal auditors; and

•	been provided with management’s representation to the Audit Committee that the AFC financial statements have been prepared in accordance with generally accepted accounting principles; and

•	discussed with KPMG LLP, independent registered public accounting firm for AFC, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
Has the Audit Committee considered the independence of AFC’s registered public accounting firm?
The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with KPMG LLP that firm’s independence.
Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2004?
Based upon and in reliance on the representations of and discussions with management, internal auditors and the independent registered public accounting firm, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for AFC be included in AFC’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004 for filing with the SEC.

Audit Committee Report and
Audit Fees

Has the Audit Committee reviewed the fees paid to the independent auditors?
The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during fiscal 2003 and fiscal 2004 for audit and non-audit services, which are set forth in this proxy statement under “Fees Paid to Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.
Is the Audit Committee required to pre-approve all services provided by the independent registered public accounting firm?
Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent auditors and will not approve any services that are not permitted by SEC rules.
Who prepared this report?
This report has been furnished by the members of the Audit Committee:
        Carolyn Hogan Byrd, Chair
        Kelvin J. Pennington
        R. William Ide, III
AUDIT COMMITTEE INDEPENDENCE
Our board of directors has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC and Nasdaq National Market rules.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees
KPMG billed us aggregate fees and expenses of approximately $2,600,000 for the annual audit of our 2004 financial statements, approximately $600,000 for a stand-alone audit of Church’s for 2003, 2002 and 2001 in connection with the sale of Church’s, and approximately $2,437,000 for audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related matters. KPMG billed us approximately $2,600,000 for the annual audit of our 2003 financial statements.
Audit-Related Fees
KPMG did not perform any audit-related services for us in 2004 or 2003.
Tax Fees
KPMG billed us approximately $364,000 for tax services in 2004 and approximately $603,000 for tax services in 2003. These fees were principally related to tax compliance and tax advice on depreciation, escheat compliance and various other tax matters.
All Other Fees
None.
A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Corporate Governance and
Nominating Committee

R. William Ide, III is the chairman and John M. Roth and Peter Starrett are members of our Corporate Governance and Nominating Committee. We have posted the Corporate Governance and Nominating Committee’s charter on our website at www.afce.com. Our board of directors has determined that all members of the Corporate Governance and Nominating Committee are independent according to the applicable Nasdaq National Market rules.
The purpose of the Corporate Governance and Nominating Committee is (1) to identify individuals qualified to become members of our board of directors and to recommend to the board of directors nominees for election in connection with our annual meeting of shareholders, (2) to develop and recommend to the board of directors our Principles of Corporate Governance and to take a leadership role in shaping our corporate governance policies, (3) to make recommendations to the board of directors with respect to our strategic plans and (4) such other responsibilities and duties as may, from time to time, be delegated to the Committee by the board of directors.
One responsibility of the Corporate Governance and Nominating Committee is to establish criteria for evaluating persons to be nominated for election to our board of directors and its committees. Under the Corporate Governance and Nominating Committee Charter, these criteria include, at a minimum, the depth of a candidate’s experience and availability, the balance of his or her business interests and experience and the need for any required expertise on our board of directors or one of its committees. Furthermore, the Principles of Corporate Governance adopted by our board of directors provide that independent directors should be persons with broad training, knowledge and experience in business, finance, education, government or other professions or vocations who have earned distinction in their chosen fields, and those Principles of Corporate Governance also provide that the composition of our board of directors should reflect ethnic and gender diversity. The Corporate Governance and Nominating Committee considers all of these criteria in selecting nominees and in the future may establish additional minimum criteria for nominees.
The Corporate Governance and Nominating Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to AFC Enterprises, Inc., Attention: Corporate Secretary, Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Committee to consider. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a shareholder.
The Corporate Governance and Nominating Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our board of directors or its committees have specific unfulfilled needs. The Corporate Governance and Nominating Committee then considers nominees identified by the Committee, other directors, our executive officers and shareholders, and in the future the Committee may engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various

Corporate Governance and
Nominating Committee

standards applicable to the board of directors and its committees.
The Corporate Governance and Nominating Committee then selects nominees to recommend to our board of directors, which considers and makes the final selection of director nominees and directors to serve on its committees.
The Corporate Governance and Nominating Committee’s responsibilities also include:

•	Acting upon requests by our officers to serve on outside boards of directors;

•	Considering suggestions by our Chairman of the board of directors for directors to serve on board committees, including the chair of each committee, and recommending to the board of directors the members and chair of all standing committees;

•	Recommending the duties that will be in the charter of any new standing committee of our board of directors;

•	Annually developing and overseeing an evaluation of our full board of directors and individual members of our board of directors by collecting comments and evaluations from each director and any other constituents the Committee deems relevant to such assessment;

•	Reviewing and monitoring the business risks to our strategies;

•	Reviewing director compliance with stock ownership policies and guidelines;

•	Assisting our board of directors with development of responsibilities of directors, including basic duties and responsibilities with respect to attendance at board meetings and advance review of meeting materials;

•	Establishing and maintaining a director orientation program for new directors;

•	Developing, or making available, a continuing education program conducted for all directors;

•	Assisting our board of directors with its responsibilities for oversight of our Honor Code;

•	Reviewing our evaluation of compliance with our Honor Code;

•	Reviewing any conflicts of interest involving our officers or members of our board of directors;

•	Assisting our board of directors with oversight of our policies;

•	Periodically reviewing our report on significant litigation;

•	Reviewing the independence of each of our directors;

•	Reviewing the continued appropriateness of board membership when one of our directors changes the position he or she held when elected or appointed to the board; and

•	Making recommendations to our board of directors with respect to our strategic plans, including potential mergers, acquisitions and divestitures, as well as financing alternatives.

Stock Performance Graph

The following stock performance graph compares the performance of our common stock to the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and two peer group indices for the period from March 2, 2001 through December 26, 2004 and further assumes the reinvestment of all dividends. We did not pay any dividends during this period. Our common stock currently trades and has traded on the Nasdaq National Market since August 9, 2004 under the symbol “AFCE.” From August 18, 2003 to August 9, 2004, our stock traded on the National Quotation Service Bureau (commonly known as the “Pink Sheets”) as our stock was delisted from the Nasdaq National Market due to our inability to make certain required SEC filings timely as a result of the restatement of previously issued financial statements. From March 2, 2001 (the date of our initial public offering) to August 17, 2003, our stock traded on the Nasdaq National Market.

	March 2,	December 30,	December 29,	December 28,	December 26,
	2001	2001	2002	2003	2004

AFC Enterprises, Inc.	$100	$140	$107	$98	$115
S&P 500	$100	$95	$73	$93	$104
2005 Peer Group Index	$100	$125	$114	$158	$210
2004 Peer Group Index	$100	$135	$121	$150	$182
We have revised our 2005 Peer Group Index to reflect the deletion of peer group companies of our Seattle Coffee Company and Cinnabon, Inc. business units which were sold in July 2003 and November 2004, respectively, and to tailor this peer group to companies that own and/or operate quick service restaurants that are directly comparable to our business. The companies we have removed from the peer group include Brinker International, Inc., Darden Restaurants, Inc., Green Mountain Coffee Roasters, Inc., and Krispy Kreme Doughnuts, Inc. Our 2005 Peer Group Index is now composed of the following quick service restaurant companies: CKE Restaurants, Inc., Jack In the Box, Inc., Papa Johns International Inc., Sonic Corp., Yum! Brands Inc. and Wendy’s International Inc.
The 2004 Peer Group Index was composed of the following restaurant, coffee and bakery companies: Brinker International, Inc., CKE Restaurants, Inc., Darden Restaurants, Inc., Green Mountain Coffee Roasters, Inc., Jack in the Box, Inc., Krispy Kreme Doughnuts, Inc., Papa John’s International, Inc., Sonic Corp., Yum! Brands, Inc. and Wendy’s International, Inc.
      The 2004 Peer Group Index and the 2005 Peer Group Index have been weighted by the market capitalization of each component company.

Stock Ownership

       The following table sets forth information known to us regarding the beneficial ownership of our common stock as of February 20, 2005 by:

•	each shareholder known by us to own beneficially more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after February 20, 2005 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for those individuals for which an address is not otherwise indicated is: c/o AFC Enterprises, Inc., Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352.
      The percentages of common stock beneficially owned are based on 29,308,348 shares of common stock outstanding as of February 20, 2005.

	Shares
	Beneficially	Percentage
Name	Owned	of Class

Directors and Executive Officers:
Frank J. Belatti(1)	1,882,625	6.16%
Dick R. Holbrook(2)(3)	227,536	*
Hala Moddelmog(4)	23,134	*
Allan J. Tanenbaum(5)	79,958	*
Frederick Beilstein(6)	12,500	*
Victor Arias, Jr.(7)	8,333	*
Carolyn Hogan Byrd(8)	12,333	*
R. William Ide, III(9)	10,333	*
Kelvin J. Pennington(10)	0	*
John M. Roth(11)(12)	7,517,615	25.65%
Ronald P. Spogli(11)(12)	7,517,615	25.65%
Peter Starrett(12)	14,334	*
All directors and executive officers as a group (14 persons)(13)	9,868,094	32.15%

Five Percent Shareholders:
Freeman Spogli & Co.(12)(14)	7,517,615	25.65%
Morgan Stanley(15)	4,187,925	14.8%
Morgan Stanley Investment/ Advisers Inc.(16)	1,826,465	6.5%
Morgan Stanley Investment Management Inc.(17)	1,880,600	6.7%
Columbia Wanger Asset Management(18)	2,150,000	7.6%
Zander Capital Management, LLC(19)	1,581,996	5.60%

*	Less than 1% of the outstanding shares of common stock.

Stock Ownership

(1)	Includes 1,243,358 shares of common stock issuable with respect to options exercisable within 60 days of February 20, 2005. Also includes 194,476 shares of common stock held by four irrevocable trusts established by Mr. Belatti.

(2)	Includes 12,375 shares of common stock held by two irrevocable trusts established by Mr. Holbrook.

(3)	Mr. Holbrook resigned his position as President and Chief Operating Officer on December 26, 2004.

(4)	Ms. Moddelmog resigned her position as President of Church’s Chicken on December 29, 2004.

(5)	Includes 73,958 shares of common stock issuable with respect to options exercisable within 60 days of February 20, 2005. Also includes 6,000 shares of common stock held in a 401(k) plan in connection with previous employment.

(6)	Consists of 12,500 shares of common stock issuable with respect to options exercisable within 60 days of February 20, 2005.

(7)	Consists of 8,333 shares of common stock issuable with respect to options exercisable within 60 days of February 20, 2005. Mr. Arias’ business address is 1717 Main Street, Suite 5600, Dallas, Texas 75201.

(8)	Includes 8,333 shares of common stock issuable with respect to options exercisable within 60 days of February 20, 2005. Ms. Byrd’s business address is GlobalTech Financial, LLC, 2839 Paces Ferry Road, Suite 810, Atlanta, Georgia 30339.

(9)	Includes 8,333 shares of common stock issuable with respect to options exercisable within 60 days of February 20, 2005. Mr. Ide’s business address is Suite 5300, 303 Peachtree Street NE, Atlanta, Georgia 30308.

(10)	Mr. Pennington’s business address is 30 North LaSalle Street, Suite 1620, Chicago, Illinois 60602.

(11)	Messrs. Roth and Spogli are officers, directors and/or managers of entities that are general or limited partners of FS Equity Partners III, L.P., FS Equity Partners International, L.P., and FS Equity Partners IV, L.P., and may be deemed to be the beneficial owners of the 7,517,615 shares of common stock held by FS Equity Partners III, FS Equity Partners International and FS Equity Partners IV.

(12)	The business address of Freeman Spogli & Co., FS Equity Partners III, FS Equity Partners IV and Messrs. Roth, Spogli and Starrett is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025. The business address of FS Equity Partners International is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.

(13)	Includes 7,517,615 shares of common stock held by directors who are affiliates of Freeman Spogli & Co. and 1,386,065 shares of common stock issuable with respect to options granted to directors and executive officers that are exercisable within 60 days of February 20, 2004.

(14)	Consists of 6,471,103 shares held of record by FS Equity Partners III, 259,980 shares held of record by FS Equity Partners International and 786,532 shares held of record by FS Equity Partners IV.

(15)	Represents shares of common stock beneficially owned by Morgan Stanley (“MS”). MS is the parent company of, and indirect beneficial owner of securities held by its business units. MS has sole voting and sole dispositive power with respect to 4,061,027 shares and shared voting and shared dispositive power with respect to 2,848 shares. This information is included in reliance upon a joint Schedule 13G filed by MS, Morgan Stanley Investment Advisors Inc. (“MSIA”) and Morgan Stanley Investment Management Inc. (“MSIM”) with the SEC on February 15, 2005. The address of each of MS, MSIA and MSIM is 1221 Avenue of the Americas, New York, New York 10020.

(16)	Represents shares of common stock beneficially owned by MSIA. MSIA is a registered investment advisor and has sole voting and dispositive power with respect to 1,799,215 shares. This information is included in reliance upon a joint Schedule 13G filed by MS, MSIA and MSIM with the SEC on February 15, 2005. The address of each of MS, MSIA and MSIM is 1221 Avenue of the Americas, New York, New York 10020.

(17)	Represents shares of common stock beneficially owned by MSIM. MSIM is a registered investment advisor and has sole voting and sole dispositive power with respect to 1,815,620 shares. This information is included in reliance upon a joint Schedule 13G filed by MS, MSIA and MSIM with the SEC on February 15, 2005. The address of each of MS, MSIA and MSIM is 1221 Avenue of the Americas, New York, New York 10020.

(18)	Represents shares of common stock beneficially owned by Columbia Wanger Asset Management, L.P. (“CW”), a registered investment adviser, and WAM Acquisition GP, Inc. (“WAM”) and Columbia Acorn Trust (“CT”), affiliates of CW, with whom CW is deemed to form a “group” for Schedule 13G reporting purposes. CW has shared voting power and shared dispositive power with respect to 2,150,000 shares. WAM has shared voting and shared dispositive power with respect to 2,150,000 shares. CT has shared voting and shared dispositive power with respect to 2,000,000 shares. This information is included in reliance upon a Schedule 13G filed by CW with the SEC on February 10, 2005. The address of CW, CT and WAM is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Stock Ownership

(19)	Represents shares of common stock held in the accounts of various private investment funds of the investments of which are managed by Zander Capital Management, LLC and/or Zander Capital Management, LLC (“ZCM”) each of which Stuart A. Quan is the Managing Member. ZCM and Stuart A. Quan have shared voting power and shared dispositive power with respect to 1,581,996 shares. This information is included in reliance upon a Schedule 13G filed by ZCM with the SEC on February 14, 2005. The address of ZCM is 152 West 57th Street, New York, New York 10019.

General

Compensation Committee Interlocks and Insider Participation
For fiscal 2004, the People Services (Compensation) Committee established the compensation for all our executive officers. No member of the People Services (Compensation) Committee was an officer or employee of AFC or any of its subsidiaries during fiscal 2004 or any prior year. None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any member of our People Services (Compensation) Committee is an executive officer.
Related Party Transactions
In October 1998, we sold 1,863,802 shares of our common stock to a number of existing shareholders and option holders at a purchase price of $11.625 per share. Mr. Belatti, Mr. Holbrook, Gerald Wilkins, the former Chief Financial Officer of AFC, and Jon Luther, the former president of Popeyes and an executive officer of AFC, purchased 86,022, 8,603, 10,000 and 3,334 shares of common stock, respectively, for a purchase price of approximately $1.0 million, $100,000, $116,000 and $39,000, respectively. Messrs. Belatti, Holbrook, Wilkins and Luther borrowed from us $750,000, $75,000, $87,000 and $29,000, respectively, to finance the purchase of a portion of these shares. Each person issued to us a full recourse promissory note for the amount borrowed. Each note bears simple interest at a rate of 7.0% per annum. Principal and interest on each note is due and payable on December 31, 2005. The notes are secured by shares of common stock owned by these individuals. During 2004, the largest aggregate amount due from Messrs. Belatti, Holbrook, Wilkins and Luther under these notes was $1,077,523, $107,743, $121,748 and $39,368, respectively. As of February 20, 2005, the outstanding principal balance plus accrued interest due from Messrs. Belatti and Holbrook under these notes was $1,084,859.52 and $108,476.64, respectively. As of June 4, 2004, Mr. Wilkins had repaid this note. As of January 16, 2004, Mr. Luther had repaid this note.
In October 1999, Mr. Wilkins purchased 14,627 shares of common stock from one of our former employees. We loaned Mr. Wilkins approximately $135,000 to purchase a portion of the shares. Mr. Wilkins issued to us a full recourse promissory note for the amount borrowed. The note bore simple interest at a rate of 7.0% per annum. Principal and interest was due and payable on December 31, 2005. The note was secured by shares of common stock owned by Mr. Wilkins. During 2004, the largest aggregate amount due from Mr. Wilkins on this note was $183,310. As of November 9, 2004, Mr. Wilkins had repaid this note.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during 2004, all of our directors, executive officers and greater than 10% beneficial owners complied with these requirements.
Shareholder Proposals
To be considered for inclusion in the proxy statement for our 2006 Annual Meeting, shareholder proposals, including the nomination of a director, must be submitted in writing by December 9, 2005. The persons appointed by our board as proxy holders for the 2006 Annual Meeting will have the right to exercise discretionary voting authority on any shareholder proposal that is not included in the proxy statement for the 2006 Annual Meeting, but is

General

instead sought to be presented directly at the 2006 Annual Meeting, if:

(1)	we receive notice of the proposal before the close of business on February 26, 2006 and advise shareholders in the proxy statement for that meeting about the nature of the matter and how the proxy holders intend to vote on such matter, and the proponent of the proposal does not issue its own proxy statement; or

(2)	we do not receive notice of the proposal prior to the close of business on February 22, 2006.
All written proposals should be submitted to Allan J. Tanenbaum, Attention: Corporate Secretary, Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352.
Shareholder Communications with our Board of Directors
Our board of directors has adopted a formal process by which shareholders may communicate with our board. Shareholders who wish to communicate with our board of directors may do so by sending written communications addressed to the Office of General Counsel of AFC Enterprises, Inc., Attention: Board of Directors, Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352.
Solicitation by Board; Expenses of Solicitation
Our board of directors has sent you this proxy statement. Our directors, officers and associates may solicit proxies by telephone or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our shareholders so they can vote their shares.
Availability of Form 10-K and Annual Report to Shareholders
SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers and other nominees for the benefit of their beneficial owners of record. Additional copies of this Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 26, 2004 (not including documents incorporated by reference), are available without charge to shareholders upon written request to AFC Enterprises, Inc., Attention: Investor Relations, Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352, by calling (404) 459-4450 or are on our website at www.afce.com.
Our Annual Report on Form 10-K does not include our management’s report on our internal controls over financial reporting or our independent registered public accountants’ related report as required by Section 404 of the Sarbanes-Oxley Act of 2002. As permitted by an SEC exemptive order, we intend to file these reports in an amendment to our Annual Report on Form 10-K on or before April 25, 2005. While we had not completed the required assessment as of the date of the Annual Report on Form 10-K, we had identified material weaknesses in our internal controls over financial reporting. Please see Item 9A of the Annual Report on 10-K where these matters are discussed in further detail.

Exhibit A
FOURTH AMENDMENT
TO THE
1992 STOCK OPTION PLAN OF
AMERICA’S FAVORITE CHICKEN COMPANY
      THIS AMENDMENT made and entered into this 24th day of March, 2005, by America’s Favorite Chicken Company (the “Company”).
WITNESSETH:
      WHEREAS, the Company has previously adopted the 1992 Stock Option Plan of America’s Favorite Chicken Company (the “Plan”); and
      WHEREAS, § 12.1 states the Board of Directors of the Company or the Committee (as such term is defined in the Plan) has the right to adjust the number or kind of shares of Common Stock to reflect a corporate transaction such as a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction; and
      WHEREAS, § 13 gives the Board of Directors of the Company the right to amend or revise the terms of the Plan at any time;
      NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of shareholder approval hereof:
1.
      By amending § 12.1 to read as follows:
      12.1     The number, kind or class (or any combination thereof) of shares of Common Stock subject to outstanding Options and the purchase price of such shares shall be adjusted by the Board of Directors in a reasonable and equitable manner to preserve immediately after

(a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, cash dividends (other than ordinary cash dividends), rights offerings or stock splits, or

(b) any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option immediately before such restructuring or recapitalization or other transaction.
2.
      By adding a new § 12.2 to read as follows:
      12.2 Available Shares. If any adjustment is made with respect to any outstanding Option under § 12.1, then the Board of Directors shall adjust the number, kind or class (or any combination thereof) of shares of Common Stock reserved under § 3 so that there is a sufficient number, kind and class of shares of Common Stock available for issuance pursuant to each such Option as adjusted under § 12.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded. Furthermore, the Board of Directors shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Common Stock reserved under § 3 in light of any of the events described in

A-1

§ 12.1(a) and § 12.1(b) to the extent the Board of Directors acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded.
3.
      By renumbering the existing § 12.2 as § 12.3.
4.
      By adding a new § 12.4 to read as follows:
      12.4 Fractional Shares. If any adjustment under this § 12 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock under any Option, such fractional share shall be disregarded and the number of shares of Common Stock reserved under this Plan and the number subject to any Options shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 12 by the Board of Directors shall be conclusive and binding on all affected persons.
5.
      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AFC ENTERPRISES, INC.

By:	/s/ Frank J. Belatti

Frank J. Belatti
Chairman of the Board and
Chief Executive Officer

A-2

Exhibit B
AMENDMENT NO. 1
TO THE
AMERICA’S FAVORITE CHICKEN COMPANY
1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN — GENERAL
      THIS AMENDMENT made and entered into this 24th day of March, 2005, by America’s Favorite Chicken Company (the “Company”).
WITNESSETH:
      WHEREAS, the Company has previously adopted the America’s Favorite Chicken Company Nonqualified Performance Stock Option Plan (the “Plan”); and
      WHEREAS, § 11 states that the Committee (as such term is defined in the Plan) has the right to adjust the number or kind of shares of Common Stock to reflect a corporate transaction such as a reorganization, reclassification, stock dividend or stock split; and
      WHEREAS, § 19 reserves to the Committee the right to amend or the Plan as it shall deem advisable;
      NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of shareholder approval hereof:
1.
      By amending § 11 to read as follows:
      11.     Adjustments.

(a) The number, kind or class (or any combination thereof) of shares of Common Stock subject to outstanding Options and the Option Price of such shares shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(1) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, cash dividends (other than ordinary cash dividends), rights offerings or stock splits, or

(2) any other transaction described in § 424(a) of the Code which does not constitute an Extraordinary Event under Section 14 hereof the aggregate intrinsic value of each such outstanding Option immediately before such restructuring or recapitalization or other transaction.

(b) Available Shares. If any adjustment is made with respect to any outstanding Option under Section 11(a), then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 5 so that there is a sufficient number, kind and class of shares of Common Stock available for issuance pursuant to each such Option as adjusted under Section 11(a) without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 5 in light of any of the events described in Section 11(a)(1) and Section 11(a)(2) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan

B-1

without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded.

(c) Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock under any Option, such fractional share shall be disregarded and the number of shares of Common Stock reserved under this Plan and the number subject to any Options shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Committee shall be conclusive and binding on all affected persons.

2.
      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AFC ENTERPRISES, INC.

By:	/s/ Frank J. Belatti

Frank J. Belatti
Chairman of the Board and
Chief Executive Officer

B-2

Exhibit C
AMENDMENT NO. 1
TO THE
AMERICA’S FAVORITE CHICKEN COMPANY
1996 NONQUALIFIED STOCK OPTION PLAN
      THIS AMENDMENT made and entered into this 24th day of March, 2005, by America’s Favorite Chicken Company (the “Company”).
WITNESSETH:
      WHEREAS, the Company has previously adopted the America’s Favorite Chicken Company Nonqualified Stock Option Plan (the “Plan”); and
      WHEREAS, § 11 states that the Committee (as such term is defined in the Plan) has the right to adjust the number or kind of shares of Common Stock to reflect a corporate transaction such as a reorganization, reclassification, stock dividend or stock split; and
      WHEREAS, § 19 reserves to the Committee the right to amend or the Plan as it shall deem advisable;
      NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of shareholders approval hereof:
1.
      By amending § 11 to read as follows:
      11.     Adjustments.

(a) The number, kind or class (or any combination thereof) of shares of Common Stock subject to outstanding Options and the Option Price of such shares shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(1) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, cash dividends (other than ordinary cash dividends), rights offerings or stock splits, or

(2) any other transaction described in § 424(a) of the Code which does not constitute an Extraordinary Event under Section 14 hereof the aggregate intrinsic value of each such outstanding Option immediately before such restructuring or recapitalization or other transaction.

(b) Available Shares. If any adjustment is made with respect to any outstanding Option under Section 11(a), then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 5 so that there is a sufficient number, kind and class of shares of Common Stock available for issuance pursuant to each such Option as adjusted under Section 11(a) without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 5 in light of any of the events described in Section 11(a)(1) and Section 11(a)(2) to the extent the Committee acting in good faith determinates that a further adjustment would be

C-1

appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded.

(c) Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock under any Option, such fractional share shall be disregarded and the number of shares of Common Stock reserved under this Plan and the number subject to any Options shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Committee shall be conclusive and binding on all affected persons.

2.
      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AFC Enterprises, Inc.

By:	/s/ Frank J. Belatti

Frank J. Belatti
Chairman of the Board and
Chief Executive Officer

C-2

Exhibit D
AMENDMENT NO. 1
TO THE
AMERICA’S FAVORITE CHICKEN COMPANY
1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN — EXECUTIVE
      THIS AMENDMENT made and entered into this 24th day of March, 2005, by America’s Favorite Chicken Company (the “Company”).
WITNESSETH:
      WHEREAS, the Company has previously adopted the America’s Favorite Chicken Company Nonqualified Performance Stock Option Plan (the “Plan”); and
      WHEREAS, § 11 states that the Committee (as such term is defined in the Plan) has the right to adjust the number or kind of shares of Common Stock to reflect a corporate transaction such as a reorganization, reclassification, stock dividend or stock split; and
      WHEREAS, § 19 reserves to the Committee the right to amend or the Plan as it shall deem advisable;
      NOW, THEREFORE, the Plan is hereby amended, effective as of the date of shareholder approval hereof.
1.
      By amending § 11 to read as follows:
      11.     Adjustments.

(a) The number, kind or class (or any combination thereof) of shares of Common Stock subject to outstanding Options and the Option Price of such shares shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(1) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, cash dividends (other than ordinary cash dividends), rights offerings or stock splits, or

(2) any other transaction described in § 424(a) of the Code which does not constitute an Extraordinary Event under Section 14 hereof the aggregate intrinsic value of each such outstanding Option immediately before such restructuring or recapitalization or other transaction.

(b) Available Shares. If any adjustment is made with respect to any outstanding Option under Section 11(a), then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 5 so that there is a sufficient number, kind and class of shares of Common Stock available for issuance pursuant to each such Option as adjusted under Section 11(a) without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 5 in light of any of the events described in Section 11(a)(1) and Section 11(a)(2) to the extent the Committee acting in good faith determinates that a further adjustment would be

D-1

appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are traded.

(c) Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock under any Option, such fractional share shall be disregarded and the number of shares of Common Stock reserved under this Plan and the number subject to any Options shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Committee shall be conclusive and binding on all affected persons.

2.
      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AFC ENTERPRISES, INC.

By:	/s/ Frank J. Belatti

Frank J. Belatti
Chairman of the Board and
Chief Executive Officer

D-2

Exhibit E
AMENDMENT NO. 1
TO THE
AFC ENTERPRISES, INC. 2002 INCENTIVE STOCK PLAN
      THIS AMENDMENT made and entered into this 24th day of March, 2005, by AFC Enterprises, Inc. (the “Company”).
WITNESSETH:
      WHEREAS, the Company has previously adopted the 2002 AFC Enterprises, Inc. Incentive Stock Plan (the “Plan”); and
      WHEREAS, § 13.1 states that the Committee (as such term is defined in the Plan) has the right to adjust the number, kind or class (or any combination thereof) of shares of Stock to reflect any change in the capitalization of the Company, including but not limited to, such changes as stock dividends and stock splits; and
      WHEREAS, § 15 gives the Board of Directors of the Company the right to amend or revise the terms of the Plan at any time;
      NOW, THEREFORE, the Plan is hereby amended, effective as of the date of shareholder approval hereof.
1.
      By amending § 13.1 to read as follows:
      13.1     Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner (a) to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, equity restructurings, spin-offs, cash dividends (other than ordinary cash dividends), or rights offerings and (b) to preserve the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right or Stock Grant immediately before such change in the capitalization of the Company.
2.
      Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AFC ENTERPRISES, INC.

By:	/s/ Frank J. Belatti

Frank J. Belatti
Chairman of the Board and
Chief Executive Officer

E-1

Admission Card

You should bring this Admission Card to the Annual Meeting to be admitted. Only the shareholder whose name appears on this card will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 A.M.
AFC ENTERPRISES, INC.
2005 ANNUAL SHAREHOLDERS MEETING
TUESDAY, MAY 3, 2005, 9:00 A.M., LOCAL TIME
CROWNE PLAZA HOTEL ATLANTA-RAVINIA (PERIMETER CENTER)
ATLANTA, GEORGIA
Detach and return Proxy Card; retain Admission Card
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AFC ENTERPRISES, INC.
   The undersigned hereby appoints Frank J. Belatti and Allan J. Tanenbaum, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.01 per share, of AFC Enterprises, Inc. that the undersigned would be entitled to vote on the matters described in the accompanying Proxy Statement and Notice of 2005 Annual Shareholders Meeting, receipt of which is hereby acknowledged, and upon any other business which may properly come before the Annual Meeting to be held at the Crowne Plaza Hotel Atlanta-Ravinia (Perimeter Center), Atlanta, Georgia, on Tuesday, May 3, 2005 at 9:00 a.m., local time, or any adjournment thereof.
    The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting or any adjournment thereof. The proxies will vote as the board of directors recommends where a choice has not been specified. If you wish to vote in accordance with the recommendations of the board of directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ITEMS 1 AND 2

Please mark your votes as
indicated in this example: ☒
1.   Election of Directors.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS

Nominees:	(01)	Victor Arias, Jr.	(02)	Frank J. Belatti	(03)	Carolyn Hogan Byrd
	(04)	R. William Ide, III	(05)	Kelvin J. Pennington	(06)	John M. Roth
	(07)	Ronald P. Spogli	(08)	Peter Starrett
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box and write that nominee’s name on the space provided below.)
             *EXCEPTIONS:

2.	Approval of Amendments to the 1992 Stock Option Plan, the 2002 Incentive Stock Plan, the 1996 Nonqualified Stock Option Plan, the 1996 Nonqualified Performance Stock Option Plan — Executive and the 1996 Nonqualified Performance Stock Option Plan — General.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued and to be dated and signed on reverse side)

Detach and return Proxy Card; retain Admission Card
--------------------------------------------------------------------------------------------------------------------------------------------------------------
     Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

Dated:	, 2005

Signature

Signature
This proxy, if properly executed and delivered, will revoke all prior proxies.
PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.